UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2017 (December 4, 2017)

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01.    Entry into a Material Definitive Agreement.

On December 4, 2017, CTI BioPharma Corp. (the “Company”) entered into a sublease agreement (the “Sublease”) with Cascadian Therapeutics, Inc., a Delaware corporation (“Cascadian”), pursuant to which the Company will sublease to Cascadian approximately 44,050 rentable square feet of office space (the “Sublease Premises”) located at the Company’s headquarters at 3101 Western Avenue, Seattle, Washington.

The Company currently leases approximately 66,045 square feet of office space pursuant to an Office Lease dated as of January 27, 2012 (as amended by that certain letter amendment, dated as of June 7, 2012), by and between the Company and Selig Holdings Company L.L.C. (the “Master Lease”). The term of the Sublease (the “Term”) will commence on January 1, 2018 or such earlier date on which Cascadian’s business operations substantially commence on the Sublease Premises (the “Commencement Date”) and will expire on April 30, 2022.

The rights and obligations of Cascadian under the Sublease will be subject to the terms of the Master Lease. No rent will be due during the first five calendar months of the Term so long as Cascadian performs all of its obligations under the Sublease. The monthly fixed rent payable by Cascadian under the Sublease will be $110,125.00 per month for the first twelve full months of the Term of the Sublease, with rent increasing on each anniversary of the Commencement Date by an amount equal to $1.00 per rentable square foot per annum for each year thereafter for the duration of the Sublease. The Sublease provides that after the first 12 months of the Term, Cascadian must pay the Company for Cascadian’s share of increases in certain operating and property tax expenses in addition to the base rent. Cascadian’s common stock is approximately 12.2% beneficially owned by BVF, Inc. and its affiliates. BVF Partners L.P., an affiliate of BVF, Inc., and certain of its affiliates (collectively, “BVF”) are beneficial owners of approximately 20.00% of the Company’s Common Stock, and Matthew Perry, President of BVF Partners L.P., serves on the Board of the Company.

The foregoing summary of the Sublease does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sublease, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sublease agreement between CTI BioPharma Corp. and Cascadian Therapeutics, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: December 5, 2017	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease agreement between CTI BioPharma Corp. and Cascadian Therapeutics, Inc.